Ex T3A.23
Form 11-A

ADDENDUM TO ARTICLES OF INCORPORATION

OF  PLIZZETTAS OF CONCORD, INC.
(insert corporate name here)
STATEMENT PURSUANT TO NH RSA 421-B:13 I-a (a)

APPLICANT NAME:	Plizzettas of Concord, Inc.
BUSINESS ADDRESS:	100 Charles Park Road
West Roxbury, MA 02132
TELEPHONE NUMBER:	(617) 323-9200

I (~~we~~) am (~~are~~) aware that the Uniform Securities Act of the State of New Hampshire (RSA 421-B) exempts from registration up to ten (10) sales of a corporation's securities, for a corporation newly formed or to be formed, provided that sales are consummated within 30 days after commencement of business by the issuer (RSA 421-B:17 II (k)).

ITEM A
If the corporation will be in compliance with RSA 421-B:17 II (k), the above statute, all incorporators must initial on the lines provided in this item, then proceed to Certification, otherwise you must complete Item B.
Initials:                 /s/REB                  ______                   ______                  ______                 ______                 ______                 ______

ITEM B
Please complete the appropriate section (for assistance, please call Bureau of Securities Regulation at 271-1463):

1)           If the corporation has or will be registering its securities for sale in the State of New Hampshire, enter the date the registration statement was or will be filed with the Bureau of Securities Regulation:

OR

2)           If the corporation will not be registering its securities for sale in the State of New Hampshire, enter the exemption claimed for sale of the corporation's securities:

CERTIFICATION **** MUST BE COMPLETED AND NOTARIZED **** CERTIFICATION
I(we) certify that the person(s) signing this form includes all the incorporators, and that the foregoing is true and complete to the best of my (our) knowledge. We further certify that the articles of incorporation state whether the capital stock will be sold or offered for sale within the meaning of RSA 421-B.
Signature:         /s/ R. Edward Buice                             Signature:_________________________
R. Edward Buice, Incorporator
Signature:_________________________        Signature:_________________________

State of MASSACHUSETTS
County of SUFFOLK
Subscribed and sworn to before me this   7th  day of September, 1993 .

/s/ Evangeline Ellis
My commission expires: April 18, 1997

******************** ORIGINAL MUST BE FILED *********************

ARTICLES OF INCORPORATION

OF

PLIZZETTAS OF CONCORD, INC.

The undersigned, an individual, does hereby act as incorporator in adopting the following Articles of Incorporation for the purpose of organizing a business corporation, pursuant to the provisions of the New Hampshire Business Corporation Act.

FIRST: The corporate name for the corporation (hereinafter called the "corporation") is Plizzettas of Concord, Inc.

SECOND: The number of shares which the corporation is authorized to issue is 10, all of which are without par value and are of the same class and are Common shares.

THIRD: The capital stock of the corporation will not be sold or offered for sale within the meaning of Chapter 421-B, New Hampshire revised Statutes Annotated.

FOURTH: The street address of the initial registered office of the corporation in the State of New Hampshire is 14 Centre Street, Concord, New Hampshire 03301.

The name of the initial registered agent of the corporation at the said registered office is The Prentice-Hall Corporation System, Inc.

FIFTH: The name and the address of the incorporator are:

NAME                                                                           ADDRESS

R. Edward Buice                                                                100 Charles Park Road
West Roxbury, MA 02132

SIXTH: The purpose for which the corporation is organized is as follows:

To have all of the general powers granted to corporations organized under the New Hampshire Business Corporation Act, whether granted by specific statutory authority or by construction of law.

SEVENTH: No holder of any of the shares of any class of the corporation shall he entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities, or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued if the same have been reacquired and if their reissue is not prohibited, and any and all of such rights and options may be granted by the Board of Directors to such individuals and entities, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

EIGHTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of the New Hampshire Business Corporation Act, as the same may be amended and supplemented.

NINTH: The corporation shall, to the fullest extent permitted by the provisions of the New Hampshire Business Corporation Act, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said provisions from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said provisions, and the indemnification provided for herein shall not he deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

TENTH: The duration of the corporation shall be perpetual.

ELEVENTH: Pursuant to the provisions of Section 293-A:7.04 of the New Hampshire Business Corporation Act, and subject to the requirements of paragraphs I or II of that Section, as the case may be, action required or permitted to be taken at a meeting of shareholders of the corporation may be taken without a meeting.

Signed on September 7, 1993.

/s/ R. Edward Buice
R. Edward Buice, Incorporator